EXHIBIT 10.3

AMENDMENT NUMBER SIX

TO THE

AMSOUTH BANCORPORATION SUPPLEMENTAL THRIFT PLAN

Regions Financial Corporation (the “Company”) hereby amends the AmSouth Bancorporation Supplemental Thrift Plan (the “Plan”) as follows:

1. Effective January 1, 2008, by adding the following as subsection (c) of Section 2.1:

(c) Employer Contributions Account means the portion of the Participant’s Account attributable to employer contributions made by the Employer on the Participant’s behalf under Section 4.2A including any gains and losses credited on such contributions under Section 5.2.

2. Effective January 1, 2008, by adding the following as Section 4.2A:

4.2A Employer Contributions

For Plan Years beginning on and after January 1, 2008, the Employer will make an annual employer contribution in accordance with the following:

(a) Eligibility. A Participant who was eligible to receive matching contributions for the prior Plan Year, and who is employed by the Company on the first business day of the year of the employer contribution, shall be eligible to receive employer contributions in accordance with this Section 4.2A.

(b) Amount. The amount of the employer contribution credited to a Participant’s account under this Plan shall be in an amount that is equal to the difference between (i) and (ii) below:

(i) the amount of matching contributions (up to 6% of Compensation) the Participant would have received under this Plan for the prior Plan Year if the Participant’s supplemental salary reduction agreement, executed prior to the beginning of the prior Plan Year, or in the case of a Participant who first became eligible to participate during the prior Plan Year, executed within 30 days of the Participant’s initial eligibility during the prior Plan Year, had been applied to all Compensation for the prior Plan Year earned subsequent to the election and earned on and after the date the supplemental salary reduction agreement became effective under 4.1(b); and

(ii) the amount of matching contributions the Participant actually received for the prior Plan Year.

(c) Allocations. Employer contributions shall be allocated to each Participant’s Employer Contribution Account as soon as administratively feasible, but in no event later than February 28 (or the next following business day) of the Plan Year.

3. All of the other terms, provisions and conditions of the Plan not herein amended shall remain in full force and effect.